Exhibit 1.1

K2 Inc.

Senior Convertible Notes

Purchase Agreement

June 4, 2003

Goldman, Sachs & Co.,

Banc One Capital Markets, Inc.

J.P. Morgan Securities Inc.

As representatives of the several Purchasers

named in Schedule I hereto,

c/o Goldman, Sachs & Co.,

85 Broad Street

New York, NY 10001

Ladies and Gentlemen:

K2 Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the “Purchasers”) an aggregate of $75,000,000 principal amount of the Senior Convertible Notes, convertible into Common Stock, par value $1.00 per share (“Stock”), of the Company, specified above (the “Securities”).

The Securities are to be issued pursuant to the provisions of an Indenture (the “Indenture”), to be dated as of the Closing Date (as hereafter defined), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

The Securities and the Stock will be offered and sold to the Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon exemptions from the registration requirements of the Securities Act.

1. The Company represents and warrants to, and agrees with, each of the Purchasers that:

(a) A preliminary offering circular, dated May 29, 2003 (the “Preliminary Offering Circular”) and an offering circular, dated June 4, 2003 (the “Offering Circular”), have been prepared in connection with the offering of the Securities and shares of the Stock issuable upon conversion thereof, and in each case includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, Current Report on Form 8-K filed April 1, 2003 and Current Report on Form 8-K filed May 28, 2003, which are incorporated into and made a part of the Preliminary Offering Circular and the Offering Circular. Any reference to the Preliminary Offering Circular or the Offering Circular shall be deemed to refer to and include all subsequent documents filed by the Company with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or prior to the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and any reference to the Preliminary Offering Circular or the Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Circular or the Offering Circular, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports”. The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto and the Exchange Act Reports, taken as a whole, did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

(b) Other than as set forth or contemplated in the Offering Circular, neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, otherwise than as set forth or contemplated in the Offering Circular, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock, other than as a result of the exercise of stock options in accordance with employee benefit plans, or long-term debt of the Company or any of its subsidiaries (other than draw downs or payoffs under the Company’s revolving credit facility that are immaterial and in the ordinary course of business) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries;

(c) The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them necessary to conduct its business as now operated by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as do not materially affect the value of such property or materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions that do not materially interfere with the use made or to be made of such property and buildings by the Company and its subsidiaries;

(d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect (as defined below); and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation to the extent such concept of good standing exists in such jurisdiction, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect;

(e) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the shares of Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued, delivered and paid for in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued, fully paid and non-assessable and will conform to the description of the Stock contained in the Offering Circular; and all of the issued shares of capital stock of each of Rawlings Sporting Goods Company, Inc., Stearns, Inc., K-2 Corporation, Shakespeare Company, LLC, Sitca Corporation and SMCA, Inc. (collectively, the “Material Subsidiaries”) have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise disclosed in the Offering Circular) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(f) The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on the New York Stock Exchange (the “NYSE”), and the Company has taken no action to terminate the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the NYSE, nor has the Company received any notification that the SEC or the NYSE is contemplating terminating such registration or listing;

(g) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture under which they are to be issued, which will be substantially in the form previously delivered to you; the Indenture has been duly authorized and, when executed and delivered by the Company and duly executed and delivered by the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, except as may be limited by to bankruptcy, insolvency, reorganization, moratorium, arrangement or other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers); and the Securities and the Indenture will conform to the descriptions thereof in the Offering Circular;

(h) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

(i) Prior to the date hereof, neither the Company nor, to the Company’s knowledge, any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(j) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, in each case, as necessary to conduct the business now operated by them, (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, in each case, that are necessary to conduct the business as now operated by them, except for such breaches and defaults that individually and in the aggregate would not reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries (a “Material Adverse Effect”), (iii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company, or (iv) result in any violation of any domestic, or to the knowledge of the Company, any foreign statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except for the filing of a notice on Form D by the Company with the Commission pursuant to Section 5(h) hereof, any filings pursuant to the rules of the NYSE, any filings with NASD Regulation, Inc. and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

(k) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of any mortgage, deed of trust, loan agreement, lease or other agreement or instrument, for such defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(l) The statements set forth in the Offering Circular under the captions “Description of Notes” and “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Securities and the Stock, are accurate, complete and fair;

(m) Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending by any governmental organization with jurisdiction over the Company or any of its subsidiaries to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(n) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the United States Securities Act of 1933, as amended (the “Act”)) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(o) The Company is subject to Section 13 or 15(d) of the Exchange Act;

(p) The Company is not, and after giving effect to the offering and sale of the Securities, will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(q) Neither the Company, nor any person acting on its or their behalf, has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act;

(r) Within the preceding six months, except for the issuance of the 7.25% convertible subordinated debentures due 2010 and the warrants attached thereto, and the amendment thereto, the issuance of K2 common stock in connection with the acquisition of Rawlings Sporting Goods Company, Inc., including the additional warrants issued in connection therewith, and as set forth in the Offering Circular, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to ensure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;

(s) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

(t) Ernst & Young, LLP, who has certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(u) Except as disclosed in the Offering Circular, there are no related party transactions that would be required to be disclosed in the Offering Circular if the Offering Circular were a prospectus included in a registration statement on Form S-1 filed under the Act;

(v) All tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction (including foreign jurisdictions) have been filed and all such returns are true, complete and correct in all material respects, and all taxes, assessments, fees and other charges (including, without limitation, withholding taxes, penalties, interest and additions to tax) due or claimed to be due from the Company or any of its subsidiaries have been paid, other than those being contested in good faith by appropriate proceedings, or those that are currently payable without penalty or interest and, in each case, for which an adequate reserve or accrual has been established on the books and records of the Company or any of its subsidiaries, as applicable, in accordance with generally accepted accounting principles of the United States, consistently applied (“GAAP”), except such as would not individually or in the aggregate have a Material Adverse Effect; there are no actual or proposed additional tax assessments for any tax period against the Company or any of its subsidiaries that could individually or in the aggregate have a Material Adverse Effect; the charges, accruals and reserves on the books and records of the Company and its subsidiaries, as applicable, in respect of any tax liability for any tax periods not finally determined are adequate in all material respects to meet any assessments of tax or re-assessments of additional tax for any such period;

(w) Except as disclosed in the Offering Circular, the Company and its subsidiaries own, or are licensed under, and have the right to use, all trademarks and trade names (collectively, the “Trademarks”) currently used in their businesses, free and clear of all Liens (other than the security interests of the Company and its subsidiaries with respect to the $205 million revolving credit facility); neither the Company nor any of its subsidiaries has received notice that any claims have been asserted by any person challenging the use of any such Trademarks by the Company or any of its subsidiaries or questioning the effectiveness of any license or agreement related thereto except such claims as would not individually or in the aggregate have a Material Adverse Effect, the Company and its subsidiaries have taken all reasonable steps to protect their rights in the Trademarks; to the knowledge of the Company, no claim exists or is threatened alleging that the Company or any of its subsidiaries infringes or dilutes any third party trademarks except such claims as would not individually or in the aggregate have a Material Adverse Effect;

(x) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management’s general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (iii) management’s general or specific authorization is required with respect to accessing material assets; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences;

(y) The audited consolidated financial statements and related notes of the Company and its subsidiaries contained in the Offering Circular (the “Audited Financial Statements”) and the unaudited consolidated financial statements and related notes of the Company and its subsidiaries contained in the Offering Circular (the “Interim Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”) present fairly the combined financial position, results of operations and cash flows of the Company and its subsidiaries, on a consolidated basis, as of the respective dates and for the respective periods to which they apply, and have been prepared in accordance with GAAP, except as described in the Exchange Act Reports and in the Offering Circular; the selected consolidated historical financial data included in the Offering Circular for the Company and its subsidiaries have been prepared on a basis consistent with that of the Financial Statements and, when read in conjunction with the Exchange Act Reports, present fairly the financial position and results of operations of the Company and its subsidiaries, on a consolidated basis, as of the respective dates and for the respective periods indicated; the unaudited condensed combined pro forma financial information included in the Offering Circular for the Company and its subsidiaries have been derived from the historical financial statements of the Company and Rawlings Sporting Goods Company, Inc. (“Rawlings”) and are based on assumptions and adjustments that the Company believes are reasonable and give effect to the Company’s merger with Rawlings as if merger had occurred as of January 1, 2002 with respect to the Company and as of December 1, 2001 with respect to Rawlings; and

(z) Except as disclosed in the Offering Circular, and except as would not individually or in the aggregate have a Material Adverse Effect or otherwise require disclosure in the Offering Circular, (i) neither of the Company or any of its subsidiaries has been or is in violation of any federal, state or local laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products (“Materials of Environmental Concern”), or otherwise relating to the protection of human health and safety, or the use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with, or lack of, any permits or other environmental authorizations; (ii) to the knowledge of the Company and its subsidiaries, there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to any such violation in the future; (iii) the Company has not received any communication (written or, to the knowledge of the Company and its subsidiaries, verbal), whether from any Governmental Authority or otherwise, alleging any such violation; (iv) there is no pending or, to the knowledge of the Company and its subsidiaries, threatened claim, action, investigation, notice (written or oral) or other proceeding by any person or entity alleging potential liability of the Company or any of its subsidiaries (or to the knowledge of the Company and its subsidiaries, to the knowledge of the Company and its subsidiaries, to the knowledge of the Company and its subsidiaries, against any person or entity for whose acts or omissions the Company or any of its subsidiaries is or may reasonably be expected to be liable, either contractually or by operation of law) for investigatory, cleanup, or other response costs, or natural resources or property damages, or personal injuries, attorney’s fees or penalties relating to (A) the presence, or release into the environment, of any Materials of Environmental Concern at any location, or (B) circumstances forming the basis of any violation or potential violation, of any Environmental Law (collectively, “Environmental Claims”.

2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 96.5% of the principal amount thereof, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto.

The Company hereby agrees that, without the prior written consent of Goldman, Sachs & Co. on behalf of the Purchasers, it will not, during the period ending 90 days after the date of the Offering Circular (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Stock into which the Securities are convertible, (B) the issuance by the Company of shares of Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Purchasers have been advised in writing or which has been disclosed in the Offering Memorandum, (C) any options granted or shares of Stock issued pursuant to benefit plans of the Company and its subsidiaries existing on the date hereof, (D) up to an additional 300,000 employee stock options issued by the Company and its subsidiaries , (E) upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, (F) transactions by any person other than the Company relating to shares of Stock or other securities acquired in open market transactions after the completion of the offering of the Securities, or (G) up to 2,758,356 shares of Stock issued or to be issued in connection with the acquisition by the Company of the stock or assets of a business (other than an acquisition of principally cash or cash equivalents of a business) (“Acquisition Shares”); provided that, in the event that the Company enters into any agreement to issue Acquisition Shares within 90 days of the date of the Offering Circular, the Company shall use its reasonable best efforts to obtain an executed lock up agreement in the form attached hereto as Annex IV for the remainder of such 90 day period from the counterparty, its subsidiaries and the senior officers, directors and stockholders who hold stock, partnership interests or membership interests constituting 35% of the voting power or economic interest of any class of such securities of the counterparty, prior to the execution of any such agreement; and provided further that in the event that the consummation of any such acquisition occurs within 90 days of the date of the Offering Circular, the holders of at least 90% of the Acquisition Shares have executed lock-up agreements in the form attached hereto as Annex IV for the remainder of such 90 day period.

Each person listed on Schedule II hereto hereby agrees to execute and deliver on the date hereof a “lock-up” agreement substantially in the form of Annex IV attached hereto to Goldman, Sachs & Co. (to the extent it has not already executed and delivered such a lock-up agreement to Goldman, Sachs & Co.).

3. Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company that:

(a) It acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act.

(b) It will offer and sell the Securities only to persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A;

(c) It is an Institutional Accredited Investor within the meaning of Regulation D of the Securities Act; and

(d) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

4. (a) The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefore by wire transfer of Federal (same day) funds to the account specified by the Company to Goldman, Sachs & Co. at least 48 hours in advance, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”).

The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on June 10, 2003 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Securities is herein called the “Time of Delivery”.

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7(j) hereof, will be delivered at such time and date at the offices of Skadden, Arps, Slate, Meagher & Flom, 4 Times Square, New York, NY 10036 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 12:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Purchasers:

(a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular without Goldman, Sachs’ consent, promptly after reasonable notice thereof; and to furnish you with copies thereof;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) To furnish the Purchasers with 2 copies of the Offering Circular and each amendment or supplement thereto signed by an authorized officer of the Company with the independent accountants’ report(s) in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, and additional written and electronic copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

(d) During the period beginning from the date hereof and continuing until the date six months after the Time of Delivery, the Company and its subsidiaries will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offer and sale of the Securities;

(e) Not to be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(f) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

(g) If requested by you, to use its reasonable best efforts to cause such Designated Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

(h) To file with the Commission, not later than 15 days after the Time of Delivery, five copies of a notice on Form D under the Act (one of which will be manually signed by a person duly authorized by the Company); to otherwise comply with the requirements of Rule 503 under the Act; and to furnish promptly to you evidence of each such required timely filing (including a copy thereof);

(i) During a period of five years from the date of the Offering Circular, to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(j) During a period ending on the earlier of (a) two years from the date of the Offering Circular or (b) the date on which the initial purchasers have sold all of the Securities purchased by them on the Closing Date, to furnish to you, upon request from the other Purchasers, copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (to the extent that furnishing such information would not violate Regulation FD or require the Company to make a public disclosure of material non-public information);

(k) During the period of two years after the Time of Delivery, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them;

(l) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption “Use of Proceeds”;

(m) To reserve and keep available at all times, free of preemptive rights, shares of Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Stock upon conversion of the Securities; and

(n) To use its reasonable best efforts to list, subject to notice of issuance, the shares of Stock issuable upon conversion of the Securities on the NYSE, as promptly as practicable following the date hereof.

6. The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and the shares of Stock issuable upon conversion of the Securities and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL and the listing (or qualifying for trading, as the case may be, of the shares of Stock issuable upon conversion of the Securities and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them.

7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Purchasers, shall have furnished to you an opinion or opinions reasonably acceptable to you, dated the Time of Delivery, and such counsel shall have received such papers and information as they may reasonably request to enable them to furnish such opinions;

(b) Gibson, Dunn & Crutcher LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in the form attached hereto as Annex I (subject to customary qualifications, limitations and exceptions);

(c) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, (i) Ernst & Young, LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in the form attached in Annex II hereto, and (ii) KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in the form attached in Annex III hereto;

(d) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

(e) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(f) On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular;

(g) The Securities have been designated for trading on PORTAL;

(h) The Company shall have filed a listing application with respect to the shares of Stock issuable upon conversion of the Securities to be listed on the NYSE;

(i) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of any Vice President and Chief Financial Officer of the Company to the best of their knowledge after reasonable investigation and in their capacity as such officers, on behalf of the Company, attesting as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request; and

(j) The “lock-up” agreements, each substantially in the form of Annex III hereto, between you and the persons listed on Schedule II hereto relating to sales and certain other dispositions of shares of Stock or certain other securities, shall be in full force and effect on the Closing Date.

8. (a) The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

(b) Each Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9. (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term “Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

14. Time shall be of the essence of this Agreement.

15. This Agreement shall be construed in accordance with the internal laws of the State of New York including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rule 327(b), without giving effect to any provisions thereof relating to conflict of law.

16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

17. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Purchasers imposing any limitation of any kind.

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

K2 INC.

By:	/s/ MONTE H. BAIER
Name: Monte H. Baier
Title: Vice President and General Counsel

GOLDMAN, SACHS & CO.

BANC ONE CAPITAL MARKETS, INC.

J.P. MORGAN SECURITIES INC.

By:	/s/ GOLDMAN, SACHS & CO.
(Goldman, Sachs & Co.)

On behalf of each of the Purchasers

SCHEDULE I

Purchaser	Principal Amount of Securities to be Purchased
Goldman, Sachs & Co.	$60,750,000
Banc One Capital Markets, Inc.	7,125,000
J.P. Morgan Securities Inc.	7,125,000

Total	$75,000,000

SCHEDULE II

Parties to Sign Lock-Up Agreements

Richard J. Heckmann

John Rangel

J. Wayne Merck

David G. Cook

David H. Herzberg

Wilford D. Godbold, Jr.

Jerry E. Goldress

Steven J. Green

Robin E. Hernreich

Lou Holtz

Stewart M. Kasen

Alfred E. Osborne, Jr.

Daniel Quayle

Edward M. Ryan

ANNEX I

Form of Opinion Letter of Gibson, Dunn & Crutcher

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Circular;

(ii) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and the shares of Stock issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued and fully paid and non-assessable;

(iii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the State of California;

(iv) Each Material Subsidiary of the Company that was incorporated in California, New York, Delaware, Texas or Colorado, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors’ qualifying shares and except as otherwise set forth in the Offering Circular) are owned directly or indirectly by the Company;

(v) To the best of such counsel’s knowledge and other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would reasonably be expected, individually or in the aggregate to have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;

(vi) This Agreement has been duly authorized, executed and delivered by the Company;

(vii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company;

(viii) The Securities have been duly authorized, executed and issued and, when authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the Purchasers in accordance with this Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms; and the Securities and the Indenture conform to the descriptions thereof in the Offering Circular;

(ix) The Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Trustee), constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization moratorium, arrangement and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers);

(x) The issue and sale of the Securities and the compliance by the Company with the provisions of the Securities, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any United States federal or New York or California state law, rule or regulation which, in such counsel’s experience, is generally applicable to transactions of the type contemplated by this Agreement, the Registration Rights Agreement and the Indenture (except that counsel need not express any opinion in this paragraph in regard to federal securities laws or any state securities or “blue sky” laws);

(xi) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required under any United States federal or New York or California state law, rule or regulation which, in such counsel’s experience, is generally applicable to transactions of the type contemplated by this Agreement, the Registration Rights Agreement and the Indenture, for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as may be required under federal securities laws or state securities or “blue sky” laws in connection with the purchase and distribution of the Securities by the Purchasers or the issuance of shares of Stock upon conversion of the Securities;

(xii) The statements set forth in the Offering Circular under the caption “Description of Notes” and “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Securities and the Stock, and under the caption “Taxation”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects;

(xiii) The reports of the Issuer filed under the Exchange Act expressly incorporated by reference in the Offering Circular (it being understood that such counsel has not been requested to, and does not make any comment with respect to, the financial statements and the notes thereto or other financial information or statistical data derived therefrom included in, incorporated by reference in or omitted from any such document), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

(xiv) Such counsel has participated in conferences with officers and other representatives of the Issuer, your counsel, representatives of the independent public accountants for the Issuer and your representatives, at which the contents of the Offering Circular and related matters were discussed. Although such counsel has not verified, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular and has not made any independent verification thereof, in the course of such counsel’s participation in such conferences, nothing has come to such counsel’s attention that caused such counsel to believe that the Offering Circular (including the Exchange Act Reports expressly incorporated by reference therein), as of its date, or as of the date hereof, contained or contains an untrue

2

statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to, and do not make any comment with respect to, the financial statements and the notes thereto or other financial information or statistical data derived therefrom included or incorporated by reference in or omitted from the Offering Circular);

(xv) No registration of the Securities under the Act, and no qualification of an indenture under the United States Trust Indenture Act of 1939 with respect thereto, is required for the offer, sale and initial resale of the Securities by the Purchasers in the manner contemplated by this Agreement; and

(xvi) The Company is not an “investment company”, as such term is defined in the Investment Company Act.

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ANNEX II

Form of Comfort Letter of Ernst & Young LLP

ANNEX III

Form of Comfort Letter of KMPG LLP

ANNEX IV

K2 Inc.

Lock-Up Agreement

June 4, 2003

Goldman, Sachs & Co.

Banc One Capital Markets, Inc.

J.P. Morgan Securities Inc.

c/o Goldman, Sachs & Co.

85 Broad Street

New York, NY 10004

Re: K2 Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into a Purchase Agreement on behalf of the several Initial Purchasers named in Schedule I to such agreement (collectively, the “Initial Purchasers”), with K2 Inc., a Delaware corporation (the “Company”), providing for a private placement pursuant to Rule 144A of the Securities Act of 1933, as amended, of the Company’s 5% Senior Convertible Notes (the “Notes”).

In consideration of the agreement by the Initial Purchasers to purchase the Notes, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of the final Offering Memorandum covering the offering of the Notes and continuing to and including the date 90 days after the date of such final Offering Memorandum, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of common stock, par value $1.00 per share (the “Common Stock”) of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of Goldman, Sachs & Co. on behalf of the Initial Purchasers. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Initial Purchasers are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title